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                                                                   EXHIBIT 23.2

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                       CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Bradley Real Estate, Inc. on Form S-4 of our reports, dated January 28, 1998, appearing in the Annual Report on Form 10-K of Mid-America Realty Investments, Inc. and subsidiary for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP

June 17, 1998